Exhibit 6(i) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                   SCHEDULE A
                                       OF
                                    EXHIBIT A
                                     TO THE
                             DISTRIBUTOR'S CONTRACT

                       AS LAST AMENDED: DECEMBER 18, 1997

     The provisions of the Distributor's Contract between BT Investment Funds and Edgewood Services, Inc. shall be effective with respect to each Fund and Class as of the date set forth below. Name of Fund Effective Date Fee [None]